Exhibit (a)(22)

                           SUBSIDIARIES OF REGISTRANT

     Pruco Life Insurance Company (Arizona)

            Pruco Life Insurance Company of New Jersey (New Jersey) The Prudential Life Insurance Company of Arizona (Arizona)


                                     II-25